As filed with the Securities and Exchange Commission on December 1, 2014

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TENNECO INC.*

(Exact Name of Registrant as Specified in Its Charter)

(For Co-registrants, Please See Table of Other Registrants on the Following Page)

Delaware	76-0515284
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 North Field Drive

Lake Forest, Illinois 60045

(847) 482-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James D. Harrington, Esq.

Senior Vice President, General Counsel

and Corporate Secretary

500 North Field Drive

Lake Forest, Illinois 60045

(847) 482-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Jodi A. Simala, Esq.

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Telephone No.: (312) 782-0600

Facsimile No.: (312) 701-7711

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)
Guarantees of Debt Securities	(2)	(2)	(2)	(2)

(1)	An indeterminate aggregate initial offering price, principal amount or number of the debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee is payable in respect of the guarantees.

*	Includes certain subsidiaries of Tenneco Inc. identified on the following page.

TABLE OF OTHER REGISTRANTS

Exact name of registrant as specified in its charter*	State of incorporation or organization	I.R.S. Employer Identification No.
Tenneco Automotive Operating Company Inc.	Delaware	74-1933558
Clevite Industries Inc.	Delaware	22-2940561
The Pullman Company	Delaware	02-0359911
Tenneco Global Holdings Inc.	Delaware	76-0450674
Tenneco International Holding Corp.	Delaware	74-2067082
TMC Texas Inc.	Delaware	76-0523810

*	Addresses and telephone numbers of principal executive offices and agent for service are the same as those of Tenneco Inc.

PROSPECTUS

Tenneco Inc.

Debt Securities

We may use this prospectus from time to time to offer debt securities. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. We refer to our debt securities and guarantees collectively as the “securities.” We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest.

For a discussion of factors that you should consider before you invest in our securities, see “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

As used in this prospectus the terms the “Company,” “Tenneco,” “we,” “us,” and “our” may, depending upon the context, refer to Tenneco Inc., our consolidated subsidiaries, or to all of them taken as a whole.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, concerning, among other things, the prospects and developments of our company and business strategies for our operations, all of which are subject to risks and uncertainties. These forward-looking statements are included in various sections of this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. They are identified as “forward-looking statements” or by their use of terms (and variations thereof) such as “will,” “may,” “can,” “anticipate,” “intend,” “continue,” “estimate,” “expect,” “plan,” “should,” “outlook,” “believe” and “seek,” and similar terms (and variations thereof) and phrases.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents incorporated by reference herein. See “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, including those under “Risk Factors” in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein. Such forward-looking statements apply only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date the forward-looking statement is made.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and current reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•	Tenneco’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Tenneco’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	Tenneco’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or 7.01 of Form 8-K) dated January 14, 2014, January 15, 2014, January 16, 2014, January 30, 2014, March 21, 2014, March 25, 2014, May 14, 2014, July 14, 2014, July 28, 2014, October 23, 2014 and November 20, 2014; and

•	All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) (1) after the date of the filing of the registration statement of which this prospectus is a part and (2) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated (other than Current Reports on Form 8-K or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K and portions of other documents, which under applicable securities laws are deemed furnished and not filed with the SEC).

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

You may obtain a copy of these filings, excluding exhibits (unless such exhibits that are specifically incorporated by reference), free of charge, by oral or written request directed to: Tenneco Inc., 500 North Field Drive, Lake Forest, Illinois, 60045, Attention: General Counsel, Phone: (847) 482-5000.

THE COMPANY

We are one of the world’s leading manufacturers of clean air and ride performance products and systems for light vehicle, commercial truck and off-highway applications. We serve both original equipment vehicle designers and manufacturers and the repair and replacement markets, or aftermarket, globally through leading brands, including Monroe®, Rancho®, Clevite® Elastomers, Marzocchi®, Axios™, Kinetic™ and Fric-Rot™ ride performance products and Walker®, XNOx™, Fonos™, DynoMax®, and Thrush™ clean air products. We serve more than 65 different original equipment manufacturers and commercial truck and off-highway engine manufacturers, and our products are included on nine of the top 10 car models produced for sale in Europe and eight of the top 10 light truck models produced for sale in North America for 2013. Our aftermarket customers are comprised of full-line and specialty warehouse distributors, retailers, jobbers, installer chains and car dealers. As of December 31, 2013, we operated 89 manufacturing facilities worldwide and employed approximately 26,000 people to service our customers’ demands.

We were incorporated in the state of Delaware in 1996. Our principal executive offices are located at 500 North Field Drive, Lake Forest, Illinois 60045. Our telephone number is (847) 482-5000 and our website can be accessed at www.tenneco.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (1)	5.56	4.34	3.55	3.10	1.79	—

(1)	For purposes of computing this ratio, earnings generally consist of income before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, the portion of rental expenses considered representative of the interest factor and capitalized interest. Earnings were insufficient to cover fixed charges by $39 million for the year ended December 31, 2009.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under ‘‘Risk Factors’’ and “Disclosure Regarding Forward-Looking Statements” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement may relate. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

The debt securities are to be issued under an indenture among Tenneco, the guarantors named therein and U.S. Bank National Association, as trustee. The form of the indenture for the debt securities is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indenture. Our discussion of indenture provisions is not complete. You should read the indenture for a more complete understanding of the provisions we describe.

The aggregate principal amount of debt securities that we may issue under the indenture is unlimited.

To the extent that debt securities are guaranteed, the guarantees will be set forth in the indenture or supplements thereto.

General

There is no requirement under the indenture that future issues of our debt securities be issued under such indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

The indenture provides that the debt securities will be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. Without the consent of the holders of the debt securities, we may reopen a previous issue of debt securities under the indenture, unless the reopening is restricted when the series of debt securities is created. The indenture provides that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series.

Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of a particular series;

•	whether any of the debt securities are to be issuable in permanent global form;

•	the date or dates on which the debt securities will mature;

•	the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

•	the payment dates on which interest, if any, on the debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where, subject to the terms of the indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of Tenneco or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	the person or persons who shall be the security registrar and paying agent for the debt securities, if other than the trustee, and the person who shall be the depositary;

•	the terms pursuant to which we and the trustee may amend the indenture;

•	the events of default that relate to each series of debt securities and the terms upon which holders may waiver defaults under the indenture;

•	any limitations on our ability to merge or consolidate with another corporation; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

Except where specifically described in the applicable prospectus supplement, the indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of Tenneco in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

Global Securities

According to the indenture, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement.

Form, Exchange and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of each series only in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

Holders may, at their option, but subject to the terms of the indenture and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like aggregate principal amount.

Subject to the terms of the indenture and the limitations that apply to global securities, holders may exchange debt securities as provided above. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. We will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest.

We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. We will designate the corporate trust office of the trustee as our sole paying agent for payments on the debt securities. Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Guarantees

Certain material domestic wholly owned subsidiaries of Tenneco Inc. named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may, severally or jointly and severally, guarantee any or all of the series of debt securities. The guarantors of our debt securities may include the following subsidiaries of Tenneco Inc.: Tenneco Automotive Operating Company Inc. , Clevite Industries Inc., The Pullman Company, Tenneco Global Holdings Inc., Tenneco International Holding Corp. or TMC Texas Inc.

The Trustee

U.S. Bank National Association will serve as the trustee under the indenture.

PLAN OF DISTRIBUTION

We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment on the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC’s public reference room at the following location:

100 F Street, N.E.

Washington, D.C., 20549

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that we file with the SEC, including the registration statement, are available to investors on this web site. You can log onto the SEC’s web site at http://www.sec.gov. Certain information is also available on our website at http://www.tenneco.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
(2)	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The restated certificate of incorporation of Tenneco Inc. (“Tenneco”) provides that a director of Tenneco will not be liable to Tenneco or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation of liability is not permitted under the Delaware General Corporation law (“DGCL”). Based on the DGCL as presently in effect, a director of Tenneco will not be personally liable to Tenneco or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to Tenneco or its stockholders;(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; which concerns unlawful payments of dividends, stock purchases or redemptions; or (4) for any transactions from which the director derived an improper personal benefit.

While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Tenneco’s certificate of incorporation will have no effect on the availability of equitable remedies such as injunction or rescission based on a director’s breach of his or her duty of care. The provisions of Tenneco’s certificate of incorporation described above apply to an officer of Tenneco only if he or she is a director of Tenneco and is acting in his or her capacity as director. They do not apply to officers of Tenneco who are not directors.

Tenneco’s by-laws include the following provisions:

“Section 14.

(1) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director of officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

(2) The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 14 or otherwise.

(3) If a claim for indemnification (following the final disposition of such action, suit or proceeding) or payment of expenses under this Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

(4) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(5) The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by an amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

(6) Any repeal or modification of the foregoing provisions of this Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

(7) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.”

In addition, several of Tenneco’s directors have entered into separate contractual indemnity arrangements with Tenneco. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstances and subject to limitations substantially similar to those described above.

Tenneco has purchased insurance which purports to insure Tenneco against some of the costs of indemnification which may be incurred under the by-law section discussed above. The insurance also purports to insure the officers and directors of Tenneco and its subsidiaries against some liabilities incurred by them in the discharge of their duties as officers and directors, except for liabilities resulting from their own malfeasance.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors, officers, employees and agents of the corporation under certain circumstances and subject to certain limitations.

The by-laws of Tenneco Automotive Operating Company Inc. (“TAOC”), Clevite Industries Inc. (“Clevite”), Tenneco Global Holdings Inc. (“Global”), Tenneco International Holding Corp. (“TIHC”) and TMC Texas Inc. (“TMC”) provide that TAOC, Clevite, Global, TIHC and TMC Texas shall indemnify their directors and officers to the maximum extent permitted from time to time by the DGCL. The by-laws of The

Pullman Company (“Pullman”) provide that Pullman shall indemnify its directors and officers if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Pullman, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. Such indemnification includes expenses and attorneys’ fees incurred in connection with any claim. Expenses (including attorneys’ fees) are to be paid by Pullman in advance of the final disposition of any action upon receipt of an undertaking by or on behalf of any director or officer to repay the advanced amount if it is determined that such officer or director is not entitled to be indemnified. The certificates of incorporation of Clevite, Pullman & TIHC have provisions limiting the personal liability of their directors to the corporation similar to that discussed above for Tenneco.

Item 16. Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 17. Undertakings

Each of the undersigned co-registrants hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 1st day of December, 2014.

TENNECO INC.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kenneth R. Trammell, Paul D. Novas and James D. Harrington and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of December, 2014.

Signature	Position

/s/ Gregg M. Sherrill Gregg M. Sherrill	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Paul D. Novas Paul D. Novas	Vice President and Controller (Principal Accounting Officer)

/s/ Thomas C. Freyman Thomas C. Freyman	Director

/s/ Dennis J. Letham Dennis J. Letham	Director

/s/ James S. Metcalf James S. Metcalf	Director

/s/ Hari N. Nair Hari N. Nair	Director

Signature	Position

/s/ Roger B. Porter Roger B. Porter	Director

/s/ David B. Price, Jr. David B. Price, Jr.	Director

/s/ Paul T. Stecko Paul T. Stecko	Director

/s/ Jane L. Warner Jane L. Warner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 1st day of December, 2014.

TENNECO AUTOMOTIVE OPERATING COMPANY INC.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kenneth R. Trammell, Paul D. Novas and James D. Harrington and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of December, 2014.

Signature	Position

/s/ Gregg M. Sherrill Gregg M. Sherrill	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul D. Novas Paul D. Novas	Vice President and Controller (Principal Accounting Officer)

/s/ James D. Harrington James D. Harrington	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 1st day of December, 2014.

CLEVITE INDUSTRIES INC.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kenneth R. Trammell, Paul D. Novas and James D. Harrington and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of December, 2014.

Signature	Position

/s/ Gregg M. Sherrill Gregg M. Sherrill	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul D. Novas Paul D. Novas	Vice President and Controller (Principal Accounting Officer)

/s/ James D. Harrington James D. Harrington	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 1st day of December, 2014.

THE PULLMAN COMPANY

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kenneth R. Trammell, Paul D. Novas and James D. Harrington and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of December, 2014.

Signature	Position

/s/ Gregg M. Sherrill Gregg M. Sherrill	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul D. Novas Paul D. Novas	Vice President and Controller (Principal Accounting Officer)

/s/ James D. Harrington James D. Harrington	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 1st day of December, 2014.

TENNECO GLOBAL HOLDINGS INC.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kenneth R. Trammell, Paul D. Novas and James D. Harrington and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of December, 2014.

Signature	Position

/s/ Gregg M. Sherrill Gregg M. Sherrill	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul D. Novas Paul D. Novas	Vice President and Controller (Principal Accounting Officer)

/s/ James D. Harrington James D. Harrington	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 1st day of December, 2014.

TENNECO INTERNATIONAL HOLDING CORP.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kenneth R. Trammell, Paul D. Novas and James D. Harrington and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of December, 2014.

Signature	Position

/s/ Gregg M. Sherrill Gregg M. Sherrill	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul D. Novas Paul D. Novas	Vice President and Controller (Principal Accounting Officer)

/s/ James D. Harrington James D. Harrington	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 1st day of December, 2014.

TMC TEXAS INC.

By:	/s/ Kenneth R. Trammell
Kenneth R. Trammell
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kenneth R. Trammell, Paul D. Novas and James D. Harrington and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of December, 2014.

Signature	Position

/s/ Gregg M. Sherrill Gregg M. Sherrill	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kenneth R. Trammell Kenneth R. Trammell	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Paul D. Novas Paul D. Novas	Vice President and Controller (Principal Accounting Officer)

/s/ James D. Harrington James D. Harrington	Director

INDEX TO EXHIBITS

Exhibit Number	Description

*1.1	Underwriting Agreement.

4.1	Form of Indenture.

5.1	Opinion of Mayer Brown LLP as to the validity of the securities being registered.

12.1	Computation of ratio of earnings to fixed charges.

15.1	Letter of PricewaterhouseCoopers LLP regarding interim financial information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Mayer Brown LLP (contained in Exhibit 5.1).

24.1	Powers of attorney (included in the signature pages to this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee, for the Indenture.

*	To be filed by amendment or incorporated by reference in connection with the offering of securities registered hereby, as appropriate.